SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                            FORM 8-K
                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report:...................................March 19, 1998
Date of Earliest Event Reported:..................March 6, 1998


                         TELTRONICS, INC.
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    (Exact Name of Registrant as specified in its charter)


Delaware                   0-17893                 59-2937938
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(State or other     (Commission File Number)       (IRS Employer
jurisdiction                                       Identification
of Incorporation)                                  Number)


   2150 Whitfield Industrial Way, Sarasota, Florida  34243-9706
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    (Address of principal executive offices)         (Zip code)



Registrant's telephone number, including area code: (941) 753-5000









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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On March 6, 1998, AT Supply, Inc. ("AT Supply") an eighty percent owned subsidiary of the Registrant sold substantially all of its assets to AT2 Communications, Incorporated ("Buyer"), a Texas corporation owned by the holders of twenty percent of AT Supply who were employed by AT Supply, under an Agreement between AT Supply and the Buyer dated March 5, 1998 ("Agreement").

        Under the Agreement, the Buyer paid AT Supply approximately $375,000 cash and assumed all liabilities of AT
Supply including approximately $985,000 owed to The CIT
Group/Credit Finance, Inc., the Registrant's principal lender, which was paid in cash at the closing. In addition, the buyer delivered $50,000 cash and its unsecured promissory note in the principal amount of $200,000 ("Note") to AT Supply in consideration for AT Supply's agreement not to compete with the Buyer for three years in the business conducted by AT Supply. Principal and interest are payable monthly over the next three years; the Note bears interest at the rate of twelve percent per annum;
is guaranteed by the two principals of the Buyer; and is subordinated to the Buyer's lending institution.

        There are numerous other provisions in the Agreement filed as an Exhibit to this Report on Form 8-K which are important in order to derive a full understanding of the transaction. The above summary is qualified in its entirety by reference to the text and the terms and conditions of the Agreement.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial Statements of Business Acquired - Not applicable.

        (b) Pro Forma Financial Information.

            (1) At the date of this Report on Form 8-K, it is impracticable for Registrant to provide pro forma financial information pertaining to the disposition of the assets of AT Supply. Such pro forma financial information will be filed as soon as reasonably practicable, but not later than sixty days after the date on which this Report on Form 8-K must be filed.

        (c) Exhibits
 .
            10.1 Agreement dated March 5, 1998 by and between AT Supply, Inc. and AT2 Communications, Incorporated with (a) description of Assets,
                  (b) Consent to Use of Assumed Name, and (c)
                  Assumed Liabilities, exhibits thereto.

                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Teltronics, Inc.
                               (Registrant)

March 19, 1998                 By: Ewen R. Cameron
                                   President and CEO